EX-99.other
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                              AMENDED AND RESTATED

                                 TRUST AGREEMENT

                                  by and among

                       J. MICHAEL FRIED, STUART J. BOESKY,

                        ALAN P. HIRMES, ROBERT W. GRIER,

                                       and

                              ANDREW T. PANACCIONE

                              as Managing Trustees,

                  CHARTER MUNICIPAL MORTGAGE ACCEPTANCE COMPANY

                                       and

                            WILMINGTON TRUST COMPANY,

                              as Registered Trustee

                               Dated June 22, 1999

                                  Relating to:

                         CHARTER MAC EQUITY ISSUER TRUST

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

                                TABLE OF CONTENTS

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1.  ORGANIZATION.............................................................1

2.  DEFINITIONS AND GLOSSARY OF TERMS........................................2

3.  TRUSTEES; LEGAL TITLE....................................................10

4.  PURPOSES; CONDUCT OF BUSINESS............................................11

5.  SHARES GENERALLY.........................................................14

6.  SERIES A PREFERRED SHARES................................................15

7.  LIABILITY OF THE SHAREHOLDERS; REGISTERED TRUSTEE; MANAGING
       TRUSTEES; EMPLOYEES; MANAGER..........................................19

8.  COVENANTS................................................................20

9.  ALLOCATION, CAPITAL ACCOUNTS AND OTHER TAX MATTERS.......................25

10. BOARD OF TRUSTEES; POWERS AND LIMITATIONS................................28

11. RIGHTS AND POWERS OF SHAREHOLDERS........................................32

12. DISSOLUTION OF THE TRUST.................................................33

13. SPECIAL POWER OF ATTORNEY................................................33

14. INDEMNIFICATION..........................................................34

15. CONCERNING THE REGISTERED TRUSTEE........................................35

16. CERTAIN TRANSACTIONS.....................................................37

17. MISCELLANEOUS............................................................37

ACCEPTANCE OF MANAGER........................................................43

EXHIBIT A.FORM OF PREFERRED SHARE CERTIFICATE................................44

                                 TRUST AGREEMENT

         This AMENDED AND RESTATED TRUST AGREEMENT is entered into on June 22, 1999 by and among Charter Municipal Mortgage Acceptance Company ("CHARTER") and the undersigned Trustees, and consented and agreed to by CM Holding Trust ("HOLDING")), for the benefit of those persons who become Shareholders pursuant to the terms hereof. Capitalized terms used but not defined shall have the meanings assigned to such terms in Article 2.

                                 R E C I T A L S

         WHEREAS, Charter is the sole shareholder of Charter MAC Origination Trust I (the "ORIGINATION TRUST");

         WHEREAS, Charter has determined to raise additional capital through the sale of preferred equity ownership interests;

         WHEREAS, to facilitate such transaction Charter has heretofore caused to be established this Trust;

         WHEREAS, a trust agreement of the Trust, dated May 6, 1999 and amended June 9, 1999 and June 10, 1999 (the "ORIGINAL TRUST AGREEMENT")) was previously executed; and

         WHEREAS, in connection with its contribution of property to the Trust, Charter desires that the Original Trust Agreement be amended and restated in its entirety;

         NOW, THEREFORE, all money and property contributed to or otherwise owned or held by or on behalf of the Trust, together with the proceeds thereof, shall be held and managed in trust for the benefit of the Shareholders, subject to the provisions hereof. The Original Trust Agreement is hereby amended and restated in its entirety to read as follows:


1.             ORGANIZATION

         1.1. NAME. The trust continued hereby shall be known as CHARTER MAC EQUITY ISSUER TRUST, in which name the Board of Trustees, the Manager and the Trust shall conduct business.

         1.2. BUSINESS OFFICES. The principal office of the Trust, and such additional offices as the Board of Trustees may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Trustees may designate from time to time.

         1.3. CONTRIBUTION OF TRUST PROPERTY. The Trust acknowledges receipt of the property now or hereafter transferred to the Trust pursuant to the Charter Preferred Trust Contribution Agreement, including all the beneficial interests represented by shares in the Origination Trust now owned by Charter, which shall constitute the Trust Property. Charter shall pay or cause to be paid organizational expenses of the Trust as they may arise or shall, upon the request of the Registered Trustee, promptly reimburse the Registered Trustee for any such expenses paid by the Registered Trustee.

         1.4. DECLARATION OF TRUST. The Board of Trustees hereby declares that they will hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Shareholders. It is the intention of the parties hereto that this Trust Agreement and the By-laws shall constitute the governing instruments of the Trust. It is the intention of the parties hereto that the Trust constitute a business trust under the Trust Act. It is the intention of the parties hereto that, for income tax purposes, the Trust shall be treated as a partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with such characterization of the Trust.


2.             DEFINITIONS AND GLOSSARY OF TERMS

         2.1. DEFINITIONS. For all purposes of this Trust Agreement, except as otherwise expressly provided herein or unless the context clearly indicates otherwise, the following terms shall have the following meanings:

         "AFFILIATE" of a Person shall mean (i) any officer, director, trustee, partner, employee or controlling shareholder of such Person; (ii) any Person controlling, controlled by or under common control with any Person or any individual described in (i) above; (iii) any officer, director, trustee, general partner or employee of any Person described in (ii) above; and (iv) any Person who is a member, other than as limited partner, with any individual described in
(i) and (ii) above in relationship of joint venture, general partnership, or similar form of unincorporated business association; provided however, that a partner in a partnership or joint venture with (a) Charter or (b) an Affiliate of a Related Manager, shall not by virtue of such relationship be deemed an Affiliate of a Related Manager. For purposes of this definition, the term "control" shall mean the control or ownership of 10% or more of the outstanding voting securities of the Person referred to.

         "AFFILIATE TRANSACTION" shall mean the Trust or any of its Subsidiaries, directly or indirectly, conducting any business or entering into or permitting to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or investment or the rendering of any service) with or for the benefit of any Affiliate of the Trust or any Subsidiary of the Trust.

         "AMT" shall mean the federal alternative minimum tax.

         "ANNUAL ORDINARY INCOME" shall mean the sum of the Trust's Quarterly Net Income for each of the fiscal quarters of a particular fiscal year.

         "BOARD OF TRUSTEES" shall mean, collectively, the Managing Trustees named in Section 3.1(b) so long as they continue in office, and all other individuals who have been duly elected and qualify as Managing Trustees.

         "BOOK AMORTIZATION" shall have the meaning ascribed thereto in Section 9.5.

         "BOOK DEPRECIATION" shall have the meaning ascribed thereto in Section 9.5.

         "BOOK DISPARITY" shall have the meaning ascribed thereto in Section
9.5.

         "BOOK GAIN" shall have the meaning ascribed thereto in Section 9.5.


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

         "BOOK LOSS" shall have the meaning ascribed thereto in Section 9.5.

         "BY-LAWS" shall mean the By-laws of the Trust as adopted, and as amended or restated from time to time, by the Board of Trustees pursuant to
Section 10.2(b), which By-laws are incorporated herein by reference and shall form a part of the governing instrument of the Trust.

         "CAPITAL ACCOUNT" shall have the meaning ascribed thereto in Section 9.4(a).

         "CAPITAL GAIN DISTRIBUTION" shall mean the distribution of any net capital gain reported for tax purposes by the Trust for any fiscal year.

         "CEDE" shall mean Cede & Co.

         "CHARTER" shall have the meaning ascribed thereto in the Recitals.

         "CHARTER PREFERRED TRUST CONTRIBUTION AGREEMENT" shall mean that certain Contribution Agreement dated as of June 22, 1999 by and between Charter and the Trust, as the same may be amended or supplemented from time to time.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

         "COMMON DISTRIBUTION" shall mean a distribution of cash to Common Shareholders, other than a Capital Gain Distribution.

         "COMMON SHARES" shall mean those beneficial interests issued by the Trust authorized by and described in Article 5.

         "COMMON SHAREHOLDER" shall mean any Person who owns Common Shares.

         "CONSOLIDATED NET INCOME" shall mean, with respect to any period, the net income of the Trust and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding the net income of any Subsidiary to the extent that the declaration of distributions by that Subsidiary of that income is not at the time (regardless of any waiver) permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or the holders of its Equity Interests.

         "COVERED BONDS" shall mean the following bonds transferred by Charter to the Trust or its Subsidiaries: East Ridge, Martin's Creek, Bay Club, Players Club and Suntree.

         "COVERED PERSON" shall have the meaning ascribed thereto in Section
10.8.

         "DTC" means The Depository Trust Company.

         "DISTRIBUTABLE CASH FLOW" shall mean, with respect to any period, Consolidated Net Income for such period, PLUS depreciation, amortization and any other non-cash items for such period (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash items or charges (excluding any such non-cash charge to the extent that it represents an accrual of, or a reserve for, cash charges for any future period or amortization of cash income received in a period) of the Trust and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash items or charges were deducted in computing such Consolidated Net Income and


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

LESS all non-cash income for such period (excluding any such non-cash income to the extent it represents an accrual of cash income in any future period or amortization of cash income received in a period). Notwithstanding the foregoing, the depreciation and amortization and other non-cash items and charges of a Subsidiary of the Trust shall be added to Consolidated Net Income to compute Distributable Cash Flow only to the same extent that such Subsidiary could have paid such amount at the date of determination as a distribution to the Trust by such Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or the holders of its Equity Interests.

          "DISTRIBUTIONS" shall mean Common Distributions, Preferred Distributions and Capital Gain Distributions.

          "EQUITY INTERESTS" in any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) corporate stock or other equity participation, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

          "FAILED REMARKETING" shall mean any remarketing date on which the remarketing agent is not able to sell all of the tendered Series A Preferred Shares.

         "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of this Trust Agreement.

         "HOLDING" shall have the meaning ascribed thereto in the Recitals.

         "INDEMNIFIED PARTY(IES)" shall have the meaning ascribed thereto in
Section 14.1.

          "INDEPENDENT TRUSTEES" shall mean those Managing Trustees who are not, and have not been at any time during the preceding five (5) years, an employee, Affiliate, or family member of an employee or Affiliate of the Trust, Charter, the Manager, Related or their respective Affiliates.

          "INVESTMENT" means, with respect to any Person, (i) all investments by such Person in any other Person in the form of any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution (by means of transfers of cash or other property or investments to others, payments for property or services for the account or use of others, the execution of an interest rate swap, put agreement or other similar notional principal contract or otherwise); (ii) any purchase or other acquisition of capital stock, bonds, notes, debentures, residual investments, subordinate investments or other securities or evidences of indebtedness issued by any other Person; and (iii) all other items that would be classified as an asset on a balance sheet of such Person prepared in accordance with GAAP. For purposes of the foregoing, the substitution of an Investment for another Investment shall be deemed an Investment as of such date.

          "INVESTMENT VALUE" means (without duplication) the aggregate value in U.S. dollars of the cash and investments of the Trust and its Subsidiaries. For purposes of determining the Investment Value, the following principles shall be applied: (i) unless otherwise indicated, all amounts and values shall be determined in accordance with GAAP and will be based upon the amount thereof reflected on the financial statements of the Trust and its Subsidiaries for the quarter end immediately preceding the determination date (except that, if the latest quarterly financial statements are not available, the financial statements for the prior quarter end shall be


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used); (ii) all investments acquired since the date of such quarterly financial statements shall be valued at the purchase price therefor; (iii) the amount of all Senior Investment Interests owned by the Trust or one of its Subsidiaries purchased since the date of such quarterly financial statements shall be the face or par value thereof; and (iv) the value of each Investment shall be further adjusted by (A) adding the cost of all additions thereto and (B) subtracting the amount of any portion of such Investment repaid to the Trust or a Subsidiary of the Trust in cash as repayment of principal or a return of capital, as the case may be, from the end of the previous quarter or date of acquisition, as appropriate, through the determination date.

          "IRS" shall mean the Internal Revenue Service.

          "JUNIOR EQUITY INTERESTS" shall mean the Common Shares and each other class of Equity Interests or series of Preferred Shares established hereafter by the Board of Trustees the terms of which provide that it ranks junior to the Series A Preferred Shares in the right to the payment of Distributions or amounts payable in liquidation, dissolution or winding up of the Trust.

          "LEVERAGE RATIO" means, as of any determination date, the ratio of (A) the then-outstanding Obligations of the Trust and its Subsidiaries to (B) (without duplication) the sum of (i) the Proportionate Amount of the outstanding par amount of any Unsecured Senior Investment Interests not otherwise included in the Investment Value, directly or indirectly PLUS (ii) the outstanding par amount of any Secured Senior Investment Interests not otherwise included in the Investment Value, directly or indirectly, on account of the inclusion in the Investment Value of the underlying bonds, PROVIDED that the Trust or one of its Subsidiaries owns all of the related Subordinated Investment Interests PLUS
(iii) the Investment Value. The Leverage Ratio shall be calculated taking into account any Obligations and Senior Investment Interests created, purchased or generated by the transactions giving rise to the need to calculate the Leverage Ratio.

          "LIQUIDATION AMOUNT" shall mean, with respect to the Series A Preferred Shares, an amount equal to $2,000,000 per Series A Preferred Share. "Liquidation Amount" with respect to any other class of Preferred Shares shall have the meaning provided in the resolution authorizing such Preferred Shares.

          "LIQUIDATION PREFERENCE" shall mean, with respect to the Series A Preferred Shares, an amount equal to the Liquidation Amount, plus, to the extent of the Trust's Quarterly Net Income, an amount equal to all Preferred Distributions accrued but unpaid on the Series A Preferred Shares. "Liquidation Preference" with respect to any other class of Preferred Shares shall have the meaning provided in the resolution authorizing such Preferred Shares.

          "MANAGEMENT AGREEMENT" shall mean the Management Agreement dated as of June 22, 1999 between the Trust and the Manager as amended or superseded from time to time, pursuant to which the Manager will be engaged by the Trust to conduct the business and affairs of the Trust upon the terms and conditions therein.

         "MANAGER" shall mean Related Charter LP, or any other entity retained by the Trust to conduct the day-to-day business and affairs of the Trust.

         "MANAGING TRUSTEES" shall mean the individuals named in Section 3.1(b) so long as they continue in office, and all other individuals who have been duly elected and qualify as


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trustees of the Trust hereunder, including the Independent Trustees but not including the Registered Trustee.

         "OBLIGATION" shall mean (without duplication), whether recourse is to all or a portion of the assets of a Person and whether or not contingent: (i) every obligation of a Person for money borrowed; (ii) every obligation of a Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every Reimbursement Obligation of a Person; (iv) every obligation of a Person issued or assumed as the deferred purchase price of property or services (excluding accrued payables and liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (v) the obligations of a Person under any lease that is required to be classified and accounted for as capital lease obligation under GAAP; (vi) the Proportionate Amount of any Unsecured Senior Investment Interests not owned by the Trust or one of its Subsidiaries; (vii) any Secured Senior Investment Interests not owned by the Trust or one of its Subsidiaries that are attributable to the Subordinated Investment Interests owned by the Trust or one of its Subsidiaries; (viii) every Obligation of the type referred to in clauses
(i) through (vii) above of another Person, and all distributions of another Person, the payment of which the Trust or one of its Subsidiaries has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; (ix) the outstanding amount of any Preferred Equity Interests issued by a Subsidiary of the Trust (other than the face or par amount of such interests owned by the Trust or its other Subsidiaries); and (x) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in the preceding clauses
(i) through (ix) above. At such time as the value of any Reimbursement Obligation or portion thereof related to any Secured Senior Investment Interests no longer is reflected in the Investment Value of the related Subordinated Investment Interests, whether because the Trust and its Subsidiaries have disposed of such Subordinated Investment Interests or otherwise, such Reimbursement Obligation or portion thereof not theretofore treated as an Obligation shall be treated as an Obligation incurred on such date. The amount of all outstanding Obligations shall be the face or par amount thereof; PROVIDED, HOWEVER, (i) in the case of a Reimbursement Obligation incurred in connection with the issuance of Senior Investment Interests with respect to which the Trust or its Subsidiaries owns 100% of the related Subordinated Investment Interests, the amount of outstanding Obligations related thereto (including any Reimbursement Obligations) shall be the excess, if any, of the face or par amount of the Senior Investment Interests in such securitization over the value, as of the determination date, of the underlying assets in the securitization vehicle, and (ii) the value of any Preferred Equity Interests issued by a Subsidiary of the Trust shall be the liquidation preference thereof.

         "ORIGINAL TRUST AGREEMENT" shall have the meaning ascribed thereto in the Recitals.

         "ORIGINATION TRUST" shall have the meaning ascribed thereto in the Recitals.

         "PERMITTED AFFILIATE TRANSACTIONS" shall mean: (i) the payment of reasonable fees and compensation to, and indemnity provided on behalf of, officers, trustees, employees or consultants of the Trust or any Subsidiary of the Trust as determined in good faith by the Board of Trustees or the governing body of such Subsidiary, as the case may be; and (ii) transactions exclusively between or


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among the Trust and any of its Subsidiaries or exclusively between or among its
Subsidiaries, provided such transactions are not otherwise prohibited by this Trust Agreement.

         "PERMITTED INVESTMENT" shall mean: (i) any Obligation issued by or on behalf of any state of the United States of America or any political subdivision or agency thereof (whether or not backed by the full faith and credit of the government issuer); (ii) any publicly offered investment vehicle holding tax-exempt investments, the tax-exempt character of which is passed through to the beneficial holders thereof; (iii) any Senior Investment Interest in an Investment described in clauses (i) and (ii) above; (iv) shares in regulated investment companies (as such term is used in the Code) whose stated objective is to produce only income that is tax-exempt income; provided, that any such Investment must pass-through the tax-exempt character of the income on its assets to the beneficial holders thereof: (v) any Subordinated Investment Interest in an Investment described in clause (i) and (ii) above; and (vi) any Investment by the Trust or a wholly-owned Subsidiary of the Trust in a Person that is or will become immediately after such investment a wholly-owned Subsidiary of the Trust or such wholly-owned Subsidiary or that will merge or consolidate into the Trust or a wholly-owned Subsidiary of the Trust provided that such Person invests only in Permitted Investments described in clauses (i) through (v) above; PROVIDED, HOWEVER, that the Trust or one of its Subsidiaries shall be provided an opinion or opinions of nationally recognized bond counsel to the effect that, as of the date of original issuance of the Investment, with respect to each Permitted Investment described in clauses (i) through (iv) above, that the interest or distributions on such Investment is excludable from gross income for federal income tax purposes and, with respect to each Investment described in clauses (iii) and (iv), that the tax-exempt nature of the income on the underlying tax-exempt bonds will be passed through to the Trust; PROVIDED FURTHER, that in the case of an opinion rendered to the original purchaser of the Investment, the seller is not aware of any IRS audit or other change that could adversely affect the conclusions of such opinion; and, PROVIDED FURTHER, that none of these opinions may be qualified with respect to whether the Investment (or the underlying investment in the case of a pass-through vehicle) represents indebtedness for federal income tax purposes.

         "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock trust, limited liability company, limited liability partnership, limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PREFERRED DISTRIBUTION" shall mean a distribution of cash to Preferred Shareholders other than a Capital Gain Distribution.

         "PREFERRED EQUITY INTERESTS" in any Person shall mean an equity interest (including redeemable preferred securities) of any class or classes which is preferred as to the payment of distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution or winding up of such Person, over equity interests of any other class in such Person.

         "PREFERRED SHARES" shall mean the Series A Preferred Shares and any other beneficial interests issued by the Trust in accordance with this Trust Agreement and designated as "preferred shares."

         "PREFERRED SHAREHOLDER" shall mean any holder of Preferred Shares.

         "PROPORTIONATE AMOUNT" shall mean that portion of the aggregate principal amount of the Unsecured Senior Investment Interests issued in a securitization transaction obtained by


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multiplying such aggregate par amount of Unsecured Senior Investment Interests by a fraction the numerator of which is the par amount of Subordinated Investment Interests issued in such securitization transaction that are owned by the Trust or a Subsidiary of the Trust and the denominator of which is the aggregate par amount of such Subordinated Investment Interests issued in that securitization transaction.

         "QUARTERLY NET INCOME" means the Trust's tax-exempt income (net of expenses) for the particular calendar quarter.

         "REGISTERED TRUSTEE" shall mean Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as a trustee hereunder, or any other Person which succeeds it in such capacity pursuant to
Section 15.2 and in compliance with Section 3807 of the Trust Act.

         "REGISTERED TRUSTEE PERSONS" shall have the meaning ascribed thereto in
Section 14.2.

         "REIMBURSEMENT OBLIGATION" shall mean the obligation of a Person for the reimbursement of or a provision of collateral or security for any obligor on any letter of credit, liquidity facility, standby purchase agreement, bankers' acceptance or other similar facilities.

         "RELATED" shall mean Related Capital Company.

         "RELATED MANAGER" shall mean any Manager which is an Affiliate of Related.

         "RESTRICTED PAYMENT" shall mean any direct or indirect (i) declaration or payment of any Distribution in respect of any Junior Equity Interest (other than, in the case of a Subsidiary, to the Trust) or (ii) redemption of any Junior Equity Interest; PROVIDED, HOWEVER, that Distributions of Distributable Cash Flow shall not be Restricted Payments.

         "SECURED SENIOR INVESTMENT INTERESTS" shall mean any Senior Investment Interests that are not Unsecured Senior Investment Interests and with respect to which the Trust or one of its Subsidiaries has a Reimbursement Obligation.

         "SENIOR INVESTMENT INTERESTS" shall mean: (i) the senior certificates of participation, custodial receipts, partnership interests, or other similar interests, whether floating or fixed rate, that were or are issued as part of a securitization transaction in which (x) an underlying asset is deposited into a custodial arrangement, trust, partnership or other pass-through vehicle (including, without limitation, a "tax-exempt municipal investment conduit" if and when such a conduit is permitted), and (y) payments on Subordinated Investment Interests issued as part of the securitization transaction will only be made to the extent of cash flow available after the payment of amounts owing to the Senior Investment Interests; and (ii) any other Investment, whether or not held by the Trust or a Subsidiary of the Trust, which is senior in right of payment to an Investment held by the Trust or one of its Subsidiaries.

         "SERIES A PREFERRED SHAREHOLDER" shall mean any Person who owns Series A Preferred Shares.

         "SERIES A PREFERRED SHARES" shall mean those beneficial interests issued by the Trust authorized by and described in Article 6.

         "SHAREHOLDER" shall mean any Common Shareholder or any Preferred Shareholder, including the Manager to the extent it holds Shares.


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

         "SHARES" shall mean Common Shares and Preferred Shares.

         "SUBORDINATED INVESTMENT INTEREST" shall mean any Investment held, directly or indirectly, by the Trust or one of its Subsidiaries, that is subordinated in right of payment to the prior payment in full of a Senior Investment Interest, whether or not such Senior Investment Interest is held by the Trust or any of its Subsidiaries.

         "SUBSIDIARY" shall mean, with respect to any Person: (i) any other Person of which outstanding Equity Interests having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

         "SURVIVING PERSON" shall have the meaning ascribed thereto in Section 8.5.

         "TAX MATTERS PARTNER" shall have the meaning ascribed thereto in
Section 9.7.

         "TRUST" shall mean Charter Mac Equity Issuer Trust, a Delaware business trust.

         "TRUST ACT" shall mean Chapter 38 of Title 12 of the Delaware Code, as amended from time to time, or any successor statute.

         "TRUST AGREEMENT" shall mean this Amended and Restated Trust Agreement, as amended or restated from time to time, and shall include the By-laws, as amended or restated from time to time by the Board of Trustees.

         "TRUST PROPERTY" shall mean all right, title and interest of the Trust in and to any property contributed to the Trust by the Shareholders or otherwise acquired by the Trust, including, without limitation, all distributions or payments thereon or proceeds therefrom.

         "TRUSTEES" shall mean, collectively, the Managing Trustees and the Registered Trustee.

          "UNSECURED SENIOR INVESTMENT INTERESTS" shall mean any Senior Investment Interests with respect to which (i) neither the Trust nor any of its Subsidiaries has a Reimbursement Obligation with respect to the securitization transaction creating such Senior Investment Interests and (ii) the Trust or a Subsidiary of the Trust acquires and holds, directly or indirectly, all or a portion of the related Subordinated Investment Interests.

                  2.2.     RULES OF CONSTRUCTION.

                  (a) All defined terms in this Trust Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (b) As used in this Trust Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Trust Agreement or in such certificate or other document, and accounting terms partly defined in this Trust Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Trust Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Trust Agreement or in any such certificate or other document shall control.

                  (c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Trust Agreement shall refer to this Trust Agreement as a whole and not to any particular provision of this Trust Agreement; Section and Exhibit references contained in this Trust Agreement are referenced to Sections and Exhibits in or to this Trust Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

                  (d) The definitions contained in this Trust Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified, consolidated, continued, extended or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.


3.       TRUSTEES; LEGAL TITLE

         3.1.     MANAGING TRUSTEES.

                  (a) NUMBER. There shall be not less than three nor more than nine Managing Trustees, at least one of whom must be an Independent Trustee. Initially, the Trust shall have five Managing Trustees, which number may be increased or decreased pursuant to the By-laws but shall never be less than the minimum number, if any, required by the Trust Act nor more than nine.

                  (b) INITIAL BOARD OF TRUSTEES. The names of the initial Managing Trustees are:

                           J. Michael Fried
                           Stuart J. Boesky
                           Alan P. Hirmes
                           Robert W. Grier (Independent Trustee)
                           Andrew T. Panaccione (Independent Trustee)

                  (c) ELECTION AND TERM. The initial Board of Trustees shall be as specified in Section 3.1(b). The Board of Trustees shall be elected by the Common Shareholders pursuant to the voting procedures set forth in the By-laws. The Managing Trustees hold their offices until their resignation or removal. The Managing Trustees may increase the number of Managing Trustees and may fill any vacancy, whether resulting from an increase in the number of Managing Trustees or otherwise, on the Board of Trustees in the manner provided in the By-laws. Written evidence of the qualification and acceptance of election or appointment of successor and additional Managing Trustees may be filed with the records of the Trust and in such other offices, agencies or places as the Board of Trustees may deem necessary or desirable.

                  (d) REMOVAL OF MANAGING TRUSTEES. Subject to the rights of holders of one or more classes or series of Shares to elect one or more Managing Trustees, any Managing

Trustee, or the entire Board of Trustees, may be removed from office at any time, with or without cause, but only by majority vote of the Common Shareholders.

                  (e) RESIGNATION OF MANAGING TRUSTEES. Any Managing Trustee may resign at any time by delivering his resignation in writing to the Board of Trustees, to take effect at the time specified in the resignation; the acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective. No resignation of a Managing Trustee shall become effective until such Managing Trustee's successor shall have been elected.

         3.2.     REGISTERED TRUSTEE.

                  (a) APPOINTMENT OF REGISTERED TRUSTEE. The Registered Trustee has been appointed as trustee and joined as a party hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Trust Act. In the event of the resignation or removal of the Registered Trustee, the Board of Trustees shall appoint a successor Registered Trustee in accordance with Section 15.2.

                  (b) POWERS OF REGISTERED TRUSTEE. The Registered Trustee shall be responsible for performing only the following duties with respect to the Trust: (i) to execute, deliver, acknowledge and file any certificates of trust and any amendments thereto required to be filed pursuant to applicable law, (ii) to execute any duly adopted amendments to this Trust Agreement and
(iii) to execute, deliver, acknowledge and file any certificates of cancellation required to be filed pursuant to applicable law. The Registered Trustee shall have no other authority, duties or liabilities. The Board of Trustees or the Manager shall keep the Registered Trustee reasonably informed of any actions of the Board of Trustees or the Manager or other circumstances that could affect the rights, duties or liabilities of the Registered Trustee. The Registered Trustee has no responsibility for monitoring the conduct of the Board of Trustees or the Manager or causing the Board of Trustees or the Manager, or any other Person to discharge their respective duties under this Trust Agreement, the By-laws or the Management Agreement, and the Registered Trustee shall have no liability for the acts and omissions of the Trust, the Board of Trustees or the Manager.

                  (c) COMPENSATION AND EXPENSES OF REGISTERED TRUSTEE. The Registered Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder, as shall be agreed to from time to time by the Board of Trustees and the Registered Trustee, and the Registered Trustee shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by the Registered Trustee in the performance of its duties hereunder. The parties hereto hereby approve and ratify the Trust's execution, delivery and performance of the Fee Agreement, dated May __, 1999, by and among the Registered Trustee, the Trust and the other parties thereto.

         3.3. LEGAL TITLE. Legal title to all Trust Property shall be vested in the Trust. To the fullest extent permitted by law, no Shareholder shall be deemed to have a severable ownership interest in any individual asset of the Trust or any right of partition or possession thereof.


4.                PURPOSES; CONDUCT OF BUSINESS

         4.1. PURPOSES. The sole purposes of the Trust shall be, to the extent permitted under the Trust Act: (i) to accept capital contributions from Charter pursuant to the Charter Preferred

Trust Contribution Agreement; (ii) to accept capital contributions in the form of cash from Series A Preferred Shareholders; (iii) to acquire Permitted Investments; (iv) to enter into such agreements, documents, instruments, certificates and other writings as may be necessary or appropriate in furtherance of the foregoing purposes and business activities; (v) to make Distributions to the Shareholders as permitted by this Trust Agreement; and (vi) take such other actions as may be necessary or appropriate in furtherance of the foregoing purposes and the business activities set forth in this Trust Agreement. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Trust Agreement. Upon the transfer of any asset from Charter to the Trust, the Trust shall receive an opinion of counsel to the effect that such transfer will be respected as a valid and effectual transfer of ownership for federal bankruptcy purposes.

         4.2. CONDUCT OF BUSINESS. The Trust shall agree to conduct its business in accordance with the following covenants:

                  (a)      To conduct its own business in its own name;

                  (b)      To hold itself out as a separate entity;

                  (c) To correct any known misunderstanding regarding its separate identity;

                  (d) To use separate stationery, business forms, invoices, checks and to allocate fairly and reasonably any office space within any shared office building;

                  (e) To maintain books and records (including tax, accounting, financial reporting, payroll, employee benefits administration, and legal) separate from any other Person.

                  (f)      To maintain its accounts separate from any other
Person;

                  (g) To maintain careful records of all transactions (including all transactions with Affiliates);

                  (h)      Not to commingle assets with those of any other
Person;

                  (i) To identify itself and its assets and liabilities separately in any combined or consolidated financial statements;

                  (j) To identify itself as a separate entity in each report, tax return and business transaction;

                  (k) To maintain adequate capital in light of its contemplated business operations;

                  (l) To pay its own liabilities (including overhead and employee salary and benefits) out of its own funds;

                  (m) To have separate employees and to pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations;

                  (n) Not to guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of others;

                  (o) Except for the obligation of Charter to indemnify the Registered Trustee, not to permit Charter or any Affiliate of Charter (other than the Trust itself) to guarantee or become obligated for the debts of the Trust or hold out its credit as being available to satisfy the obligations of the Trust; and not to accept any financing or credit from or incur any other obligation to any Person who is looking to the assets of Charter or any Affiliate of Charter (other than the Trust itself) to satisfy such obligations;

                  (p) Not to pledge its assets for the benefit of any other Person or make any loans or advances to any Person;

                  (q) Not to permit Charter or any Affiliate of Charter (other than the Trust itself) to pledge its assets for the benefit of the Trust or make any loans or advances to the Trust;

                  (r) To observe all applicable trust formalities (including separate and regular meetings and preparation of minutes of such meetings);

                  (s) To maintain an arm's length relationship with its Affiliates and other Persons (including not entering into any transaction which is on terms which are not believed by both parties to be fair and reasonable and comparable to those available from third parties);

                  (t) Not to acquire obligations or securities of the Shareholders, its beneficiaries or its Affiliates (other than shares of beneficial interest in the Origination Trust);

                  (u) To act in a limited capacity to effectuate the intent of its limited business purpose;

                  (v) Not to enter into any agreement or transaction, unless (i) it does so without any intent to defraud creditors, (ii) at the time it does so, it is solvent, and (iii) such agreement or transactions and the performance of its obligations thereunder or in connection therewith will not render it insolvent;

                  (w) To perform its duties and obligations under, and comply with its covenants contained in, each document or instrument to which it is permitted by this Trust Agreement to be a party and to which it is a party; and

                  (x) Not manage, control, use, sell, reinvest, dispose of or otherwise deal with the Trust Property except as expressly permitted by this Trust Agreement.

         4.3. COVENANT NOT TO FILE A BANKRUPTCY PETITION. Each of the Registered Trustee, the Managing Trustees and the Manager hereby agrees that until one year and one day after the date on which the Series A Preferred Shares are redeemed in full, it shall not (i) institute the filing of a bankruptcy petition against the Trust based upon any claim in its favor; (ii) file a petition or consent to a petition seeking relief on behalf of the Trust under any bankruptcy law; (iii) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of the Trust or a substantial portion of the property of the Trust; (iv) make any assignment for the benefit of the Trust's creditors; or (v) cause the Trust to admit its inability to pay its debts generally as they become due.

5.       SHARES GENERALLY

         5.1. COMMON SHARES. The Trust is authorized to issue one hundred Common Shares. The rights and powers of the Common Shares shall be as provided in this Trust Agreement. The Common Shares may be, but need not be, evidenced by certificates in such form as the Board of Trustees may by resolution approve. The Trust is authorized to issue the one hundred authorized Common Shares to Holding without further approval.

         5.2. PREFERRED SHARES. The terms of the Series A Preferred Shares are set forth in this Agreement. Authority is hereby vested in the Board of Trustees, subject to the express provisions of this Trust Agreement, to provide for the issuance of Preferred Shares in addition to the Series A Preferred Shares. Such issuances may include series or classes of Shares in addition to the Series A Preferred Shares. In connection therewith, the Board of Trustees may fix by resolution providing for the issue of such Preferred Shares, the authorized number of Preferred Shares to be issued and the powers, designations, preferences and relative participating, optional or other special rights and limitations or restrictions of such Preferred Shares, including, without limitation, rights of redemption or conversion, to the fullest extent now or hereafter permitted by law.

         5.3. SIGNATURES AND DATES. Share certificates bearing the manual signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of a Managing Trustee or the Manager shall bind the Trust, notwithstanding that such individual has ceased to be so authorized prior to the delivery of such Shares or does not hold such office at the date of delivery of such Shares. Each Share certificate shall be dated the date of its issuance and shall bear such legends as are deemed appropriate by the person executing such Share certificate.

         5.4. VOTING. Each Share shall entitle the holder thereof to one vote, in respect of matters to which such class of Shareholder is entitled to vote.

         5.5. TRANSFER RESTRICTIONS. No transfer of a Share or any interest in the Trust shall be made to any Person unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and state laws. No Shares may be transferred if as a result of a proposed transfer the aggregate number of Shareholders would exceed 100 (as determined in accordance with the Investment Company Act of 1940, as amended) or the Trust would otherwise become subject to regulation under the Investment Company Act of 1940, as amended, or be treated as a publicly traded partnership taxable as a corporation. Other than as set forth in this Section 5.5 and Section 6.5, Shares are freely transferable.

         5.6. DISTRIBUTIONS. The Shareholders shall be entitled to receive such Distributions as the Board of Trustees may from time to declare; PROVIDED, that no Common Distributions may be declared or paid unless all accrued and unpaid Preferred Distributions have been paid. Notwithstanding the foregoing proviso, to the extent that the Trust reports a net capital gain with respect to any taxable year, the Trust shall make a Capital Gain Distribution to each Shareholder within 90 days after the end of such year in amount equal to the net capital gain allocated to such Shareholder pursuant to Article 9 hereof.

         5.7. PRE-EMPTIVE RIGHTS. The Shares shall have no pre-emptive or similar rights and when issued and delivered to the Shareholders against payment of the purchase price therefor will be fully paid and non-assessable by the Trust.


6.                SERIES A PREFERRED SHARES

         6.1.     AUTHORIZATION. The Trust is authorized to issue forty-five
(45) Series A Preferred Shares. The Series A Preferred Shares shall be evidenced by certificates substantially in the form annexed hereto as Exhibit A, as the same may be amended from time to time by resolution of the Board of Trustees.

         6.2.     DISTRIBUTIONS.

                  (a) Series A Preferred Shareholders shall be entitled to receive quarterly Preferred Distributions, but only to the extent declared by the Board of Trustees. No Preferred Distributions shall be declared by the Board of Trustees with respect to any quarter of the Trust in excess of the Quarterly Net Income for such quarter.

                  (b) Preferred Distributions shall accrue with respect to the Series A Preferred Shares at the distribution rate of 6 5/8% per annum on the Liquidation Amount of such Shares. Preferred Distributions with respect to any period of less than a full quarter will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Preferred Distributions with respect to the Series A Preferred Shares shall be cumulative. No interest shall be owed or paid by the Trust on accrued but unpaid Preferred Distributions on the Series A Preferred Shares.

                  (c) No Distributions shall be paid on any Junior Equity Interests until all accrued but unpaid Distributions on the Series A Preferred Shares are paid or are declared and set aside for payment on the Series A Preferred Shares.

                  (d) Subject to Section 6.6 hereof, Preferred Distributions, to the extent declared by the Board of Trustees, shall be payable to Series A Preferred Shareholders of record at the close of business on the last day of the calendar quarter prior to the date of payment of such Preferred Distribution (whether or not a business day). Preferred Distributions on the Series A Preferred Shares will be payable quarterly on each January 31, April 30, July 31 and October 31, in respect of the immediately preceding quarter ending December 31, March 31, June 30 and September 30, respectively; provided, that if any such Distribution payment date is not a business day, the applicable Distribution will be made on the next business day.

         6.3.     REDEMPTION AND MANDATORY REPURCHASE.

                  (a) The Series A Preferred Shares will not be redeemable by the Trust prior to June 30, 2009. On or after June 30, 2009, the Trust may redeem all of the Series A Preferred Shares. The redemption price per Share will be an amount equal to the Liquidation Preference. Each Series A Preferred Shareholder must tender its Series A Preferred Shares to the Trust on June 30, 2049 at a price per Share equal to the Liquidation Preference, unless the Trust decides to remarket the Series A Preferred Shares on such date, in which event the Series A Preferred Shareholders may elect to retain their Series A Preferred Shares in the manner hereinafter set forth.

                  (b) Redemptions prior to June 30, 2049 may only be financed with funds derived as set forth in the following two sentences except that redemptions during the one year following a Failed Remarketing may be financed using funds from any source. The Trust may make partial redemptions, at any time and from time to time, so long as it finances such redemptions with the proceeds of (i) an offering of Junior Equity Interests, (ii) a liquidation of assets, or (iii) payments received from bonds or other Investments, and the Trust selects the Shares to be redeemed by lot. The Trust may finance redemptions of all outstanding Series A Preferred Shares, at any time, from the sources listed in the preceding sentence as well as from the proceeds of an offering of Equity Interests ranking senior to or equal to with the Series A Preferred Shares.

                  (c) The Trust will give notice of redemption by mail to the holders of record of the Series A Preferred Shares which notice will state a redemption date not less than 30 nor more than 60 days after the date on which the Trust gives the notice of redemption announcing its intention to redeem the Series A Preferred Shares.

                  (d) On the redemption date or mandatory repurchase date, to the extent of its Quarterly Net Income, the Trust will pay in cash all accrued but unpaid Preferred Distributions on each Series A Preferred Share the Trust redeems or repurchases. In the case of a redemption date or mandatory repurchase date falling after a Preferred Distribution record date and prior to or on the related Preferred Distribution payment date, the holders of the Series A Preferred Shares at the close of business on the related record date will be entitled to receive the Preferred Distribution payable on such Shares on the corresponding Preferred Distribution payment date, notwithstanding such redemption or repurchase. Except as provided for in the preceding sentences, no payment or allowance will be made for accrued and unpaid Preferred Distributions on any Series A Preferred Shares called for redemption or which are subject to mandatory repurchase.

                  (e) On and after the date fixed for redemption or repurchase, provided that the Trust has made available at the office of the transfer agent an amount of cash to effect the redemption or repurchase, (i) Preferred Distributions will cease to accrue on the Series A Preferred Shares called for redemption or repurchase, (ii) such Shares shall no longer be deemed to be outstanding and (iii) all rights of the holders of such Series A Preferred Shares shall cease except the right to receive cash payable upon such redemption or repurchase, without interest from the date of such redemption or repurchase.

         6.4.     REMARKETING.

                  (a) On June 30, 2009, and on each remarketing date thereafter, the remarketing agent shall seek to remarket the Series A Preferred Shares at the lowest distribution rate that would result in a resale of the Series A Preferred Shares at a price equal to the Liquidation Amount thereof, for an additional remarketing period to be determined by the Board of Trustees except in the event of a Failed Remarketing, in which case the Series A Preferred Shares will be remarketed one year after such Failed Remarketing using the same procedures. The remarketing agent will notify the holders of the new minimum distribution rate and remarketing period no later than ten (10) business days prior to each remarketing date.

                  (b) On each remarketing date, all Series A Preferred Shares are required to be tendered to the remarketing agent for remarketing and purchase at a price equal to the

Liquidation Preference unless the holder has elected to retain the Shares. If on the remarketing date, the amount of the Liquidation Preference exceeds the Liquidation Amount, the Trust will pay to the holder of each Series A Preferred Share such excess, but only to the extent of the Trust's Quarterly Net Income. Any election to retain the Series A Preferred Shares must be exercised not later than nine (9) business days prior to the remarketing date by delivery to the Trust and the remarketing agent of a notice of non-tender in the following form:



              SERIES A PREFERRED SHAREHOLDER'S NOTICE OF NON-TENDER


                         Charter Mac Equity Issuer Trust
                            Series A Preferred Shares

                 The undersigned owner of the shares described below does hereby irrevocably elect not to tender the shares for purchase in connection with the remarketing of the shares to occur on ______________ (the "Remarketing Date"). The undersigned understands that from and after the Remarketing Date, the distribution rate with respect to the shares will be predetermined as provided in the Trust Agreement governing Charter Mac Equity Issuer Trust.

                               NON-TENDERED SHARES

         LIQUIDATION AMOUNT            CUSIP NUMBER(S)





Dated:                                 Signature(s) of the Registered Owner(s)
                                       Of the Non-Tendered Shares

                                       -----------------------------------
                                       Name:

                                       -----------------------------------
                                       Name:
Address:

Telephone:
Federal Taxpayer Identification Number:
Signature Guaranteed


---------------------------------------

                  (c) From and after any remarketing date (other than a Failed Remarketing), the distribution rate on the Series A Preferred Shares and the related remarketing period will be as determined immediately prior to such remarketing date by the remarketing agent in accordance with Section 6.4(a) hereof.

                  (d) If the remarketing agent shall have successfully remarketed all of the Series A Preferred Shares (other than those for which an election to retain the Shares has been properly made), the transfer agent shall register the transfer of each Series A Preferred Share to the Person to whom it has been remarketed.

                  (e) In the event of a Failed Remarketing, the distribution rate on all the Series A Preferred Shares shall be set for one year at two times the yield published on the applicable remarketing date by Municipal Market Data for non-callable tax-exempt municipal bonds maturing 15 years after such remarketing date (as set forth by Municipal Market Data or a successor or similar publication if Municipal Market Data ceases to publish such information) on the page entitled "MMD Yields 1-15 Yr." under the heading "BAA" and in the row corresponding to the year 15 years after such remarketing date.

         6.5. TRANSFER RESTRICTIONS. In addition to the other restrictions contained in this Trust Agreement, unless the Trust causes the Series A Preferred Shares to be registered under the Securities Act of 1933, as amended, no fractional interest in a Series A Preferred Share may be transferred.

         6.6.     BOOK ENTRY SYSTEM.

                  (a) Except as provided in Section 6.6(c) hereof, the registered owner of all of the Series A Preferred Shares shall be and the Series A Preferred Shares shall be registered in the name of Cede as nominee of DTC.

                  (b) The Series A Preferred Shares shall be initially issued in the form of a separate single fully registered certificate in the amount of the aggregate Liquidation Amount of the Series A Preferred Shares. The Trust shall make all payments with respect to the Series A Preferred Shares only to or upon the order of DTC, and all such payments shall be valid and effective to fully satisfy and discharge the Trust's obligations with respect to the Series A Preferred Shares to the extent of the sum or sums so paid. Upon delivery by DTC to the Trust of written notice to the effect that DTC has determined to substitute a new nominee in place of Cede, and subject to the transfer provisions hereof, the word "Cede" in this Trust Agreement shall refer to such new nominee of DTC.

                  (c) DTC may determine to discontinue providing its services with respect to the Series A Preferred Shares at any time by giving written notice to the Trust and discharging its responsibilities with respect thereto under applicable law. Under such circumstances (if there is not a successor securities depository), certificates representing the Series A Preferred Shares will be printed and delivered in such form and manner as the Board of Trustees may by resolution provide. The Board of Trustees, in its discretion and without the consent of any other Person, may terminate the services of DTC with respect to the Series A Preferred Shares if the Board of Trustees determines that: (i) DTC is unable to discharge its responsibilities with respect to the Series A Preferred Shares, or (ii) a continuation of the requirement that all of the Series A Preferred Shares be registered in the registration books kept by the Trust in the name of Cede, as nominee of DTC, is not in the best interest of the Series A Preferred Shareholders. In the event that no successor securities depository is found by the Board of Trustees, certificates representing the Series A Preferred Shares will be printed, executed and delivered in such form and manner as the Board of Trustees may by resolution provide.


7. LIABILITY OF THE SHAREHOLDERS; REGISTERED TRUSTEE; MANAGING TRUSTEES; EMPLOYEES; MANAGER

         7.1. SHAREHOLDERS. The Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private for profit corporations organized under the General Corporation Law of the State of Delaware.

         7.2. REGISTERED TRUSTEE. The Registered Trustee shall not be liable to the Trust, Shareholders, the Trustees or any other Person or third parties for any act, omission or obligation of the Trust, the Board of Trustees, any Managing Trustee, any Shareholder, any employee of the Trust or the Manager, under any circumstance, except for any loss directly attributable to the Registered Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

                  (a) The Registered Trustee shall not be liable for any error of judgment made by it which did not constitute gross negligence or willful misconduct by it;

                  (b) No provision of this Trust Agreement shall require the Registered Trustee to take any action to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights, powers or obligations hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such action, risk or liability is not reasonably assured or provided to it;

                  (c) Under no circumstance shall the Registered Trustee be personally liable for any representation, warranty, covenant or other obligation or indebtedness of the Trust;

                  (d) The Registered Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement, or the form, validity, value or sufficiency of the Trust Property;

                  (e) The Registered Trustee shall not be personally liable for its good faith reliance on the provisions of this Trust Agreement;

                  (f) Under no circumstances shall the Registered Trustee be personally liable for (i) any action it takes or omits to take in good faith in accordance with the instruction of the Board of Trustees or the Manager (to the extent such Persons are entitled hereunder to deliver such instructions),
(ii) the acts or omissions of the Board of Trustees or the Manager or (iii) the supervision of or the failure of the Board of Trustees or the Manager to discharge their respective duties hereunder or pursuant to the Management Agreement; and

                  (g) The Registered Trustee shall not incur any liability to anyone in acting upon any document believed in good faith by it to be genuine and believed in good faith by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document. The Registered Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any Person as conclusive evidence that such resolution has been duly adopted by such Person and that the same is in full force and effect. As to any fact or matter, the method of the determination of which is not specifically prescribed herein, the Registered Trustee may for all purposes hereof rely on a certificate, signed by any officer of the relevant Person, as to such fact or matter, and such certificate shall constitute full protection to the Registered Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         7.3. MANAGING TRUSTEES; EMPLOYEE. A Managing Trustee or employee of the Trust, when acting in such respective capacities, shall not be personally liable to any Person other than the Trust or a Shareholder for any act, omission or obligation of the Trust, the Registered Trustee, the Manager or any Managing Trustee. To the maximum extent that Delaware law in effect from time to time permits limitation of the liability of trustees of a business trust, no Managing Trustee shall be liable to the Trust or to any Shareholder for monetary damages for breach of any duty (including, without limitation, fiduciary duty) as a Managing Trustee, except (i) for acts or omissions of such Managing Trustee that involve actual fraud or willful misconduct, or (ii) for any transaction from which such Managing Trustee derived improper personal benefit. Neither the amendment nor repeal of this Section 7.3 nor the adoption or amendment of any other provision of this Trust Agreement inconsistent with this Section 7.3 shall apply to or affect in any respect the applicability of the immediately preceding sentence with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

         7.4. RELIANCE ON AGENTS, ATTORNEYS, ETC. In the exercise of their rights and obligations hereunder, the Registered Trustee and the Managing Trustees (i) may act directly, or at the expense of the Trust, through agents or attorneys pursuant to agreements entered into with any of them, and they shall not be liable for the default or misconduct of such agents or attorneys if such agent or attorney shall have been selected in good faith and (ii) may, at the expense of the Trust, consult with counsel to be selected in good faith, and employed by them, and shall not be liable for anything done, suffered or omitted in good faith in accordance with the advice or opinion of any such counsel.


8.                COVENANTS

         8.1. TAX-EXEMPT INTEREST. The Trust will only acquire or hold Investments, other than Investments acquired pursuant to the Charter Preferred Trust Contribution Agreement, that the Trust reasonably believes, based upon the unqualified opinion of nationally recognized bond counsel delivered on the original issuance (or reissuance) date of such Investment, will generate interest and distributions excludable from the gross income of the holders thereof for federal income tax purposes and, in the case of short-term floating rate interests or similar equity interests in pass-through vehicles owning tax-exempt bonds, that the tax-exempt nature of the income on the underlying tax-exempt bonds will be passed through to the Trust. The Trust will dispose of any Investment the interest on which becomes includable in gross income for federal income tax purposes, for any reason, as soon commercially practicable.

         8.2. LEVERAGE. The Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, incur any Obligation except if (i) the Trust is not in default under this Trust Agreement, (ii) the Trust has paid or declared and set aside for payment all accrued and unpaid Distributions on the Series A Preferred Shares, and (iii) after giving effect to the incurrence of the Obligation, the Leverage Ratio is less than .6 to 1.0.

         For purposes of determining whether a Senior Investment Interest is an Obligation and the date of incurrence, any Senior Investment Interest treated as an Obligation that is purchased by the Trust or one of its Subsidiaries shall cease to be treated as an Obligation as of the date of its acquisition. At such time as all or any part of any Senior Investment Interest is sold or otherwise transferred for value to any Person other than the Trust or one of its Subsidiaries, such Senior Investment Interest sold or transferred shall be treated as an Obligation incurred on the date of such sale or transfer, PROVIDED that if such Senior Investment Interest sold or transferred is an Unsecured Senior Investment Interest, only the Proportionate Amount of the par amount of such Unsecured Senior Investment Interests shall be treated as an Obligation incurred on the date of such sale or transfer.

         8.3. LIMITATION ON ISSUANCE OF PREFERRED EQUITY INTERESTS. The Trust will not issue any Preferred Equity Interests that are senior to the Series A Preferred Shares in the right to the payment of Distributions or amounts payable in liquidation, dissolution or winding up of the Trust without the consent of the holders of a majority of the Series A Preferred Shares. The Trust will not issue any Preferred Equity Interests that are equal in rank to the Series A Preferred Shares in the right to the payment of Distributions or amounts payable in liquidation, dissolution or winding up of the Trust unless:
(i) after giving effect to such new issuance, the aggregate Liquidation Preference of the Trust's Preferred Equity Interests that are equal or senior in rank to the Series A Preferred Shares (including the Preferred Equity Interests to be issued if they are equal or senior in rank to the Series A Preferred Shares) shall not be in excess of 25% of the sum of (without duplication) (A) the Investment Value (including in such assets the net proceeds the Trust expects to receive from any proposed issuance of preferred equity interests),
(B) the par amount of any Secured Senior Investment Interests not included in the Investment Value with respect to which the Trust or its Subsidiaries own all of the Subordinated Investment Interests, and (C) the Proportionate Amount of any Unsecured Senior Investment Interests not included in the Investment Value, LESS the Trust's Obligations; (ii) the Trust has paid or declared and set aside for payment all accrued and unpaid Distributions on the Series A Preferred Shares; and (iii) the Trust is not in default under this Trust Agreement. This covenant shall not prohibit, however, the issuance by the Trust of Preferred Equity Interests that rank equal with or senior to the Series A Preferred Shares to the extent that all of the proceeds thereof are used to redeem or repurchase Preferred Equity Interests that rank equal with or senior to the Series A Preferred Shares at a price not in excess of the Liquidation Preference thereof.

         8.4. LIMITATION ON RESTRICTED PAYMENTS. The Trust will not make any Restricted Payment unless immediately after such Restricted Payment the Trust would be permitted to otherwise incur $1.00 of additional Obligations and issue $1.00 of additional Preferred Equity Interests ranking equal with or senior to the Series A Preferred Shares under Sections 8.2 and 8.3 hereof.

         8.5. MERGER, CONSOLIDATION AND SALE. The Trust will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Trust to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the property and assets of the Trust and its Subsidiaries, taken as a whole, to any Person or Persons, unless:

                  (a) either (i) the Trust shall be the surviving or continuing Person or (ii) the Person (if other than the Trust) formed by such consolidation or into which the Trust is merged or consolidated or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Trust and of the Trust's subsidiaries as an entirety or substantially as an entirety (the "SURVIVING PERSON") shall be a Person organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume the performance and observance of every obligation and covenant of the Trust under this Trust Agreement to be performed or observed on the part of the Trust;

                  (b) immediately after giving effect to such transaction, the Trust or the Surviving Person, as the case may be, could incur at least $1.00 of additional Obligations (PROVIDED, HOWEVER, that if the Trust is not the Surviving Person, all references to the Trust and its Subsidiaries in the definitions used to determine the Leverage Ratio shall be to the Surviving Person and its Subsidiaries after giving effect to such transaction);

                  (c) immediately before and immediately after giving effect to such transaction, no default or event of default under this Trust Agreement shall have occurred or be continuing; and

                  (d) the Trust receives an opinion from tax counsel to the effect that, after giving effect to such transaction, the Trust or the Surviving Person, as the case may be, will be classified as a partnership other than a publicly traded partnership within the meaning of Section 7704 of the Code, and not as an association taxable as a corporation, for federal income tax purposes.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Trust the equity interests of which constitute all or substantially all of the properties and assets of the Trust shall be deemed to be the transfer of all or substantially all of the properties and assets of the Trust. Any consolidation, merger or disposition of assets of the Trust permitted by this Section 8.5 shall not require the approval of any class of Preferred Shareholders.

         8.6. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Trust will not, and will not permit any of its Subsidiaries to engage in any Affiliate Transactions, other than (i) Permitted Affiliate Transactions, (ii) pursuant to the Charter Preferred Trust Contribution Agreement and (iii) Affiliate Transactions on terms that are no less favorable to the Trust or such Subsidiary, as the case may be, than could reasonably be obtained at such time in a comparable transaction on an arm's-length basis from an unaffiliated third party. Any Affiliate Transaction, whether direct or indirect, involving aggregate payments or other property with a fair market value in excess of $10 million shall be approved by the Independent Trustees of the Trust, such approval to be evidenced by a resolution stating that such transaction complies with the foregoing provisions.

         8.7. LIMITATIONS ON DISTRIBUTIONS FROM SUBSIDIARIES. The Trust will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Trust to: (a) pay or make Distributions on or in respect of its Equity Interests; (b) make loans or advances or pay any Obligation owed to the Trust or any other Subsidiary of the Trust; or (c) transfer any of its property or assets to the Trust or any other Subsidiary of the Trust, except for such encumbrances or restrictions existing under or by reason of: (i) applicable law; (ii) this Trust Agreement as it exists on the date hereof; or (iii) the Private Label Tender Option Program, and any similar programs permitted under this Trust Agreement.

         8.8. LIMITATION ON INVESTMENTS. The Trust will not, and will not permit any of its Subsidiaries to, directly or indirectly, acquire any Investment other than the Investments it or they now own, the Investments to be contributed pursuant to the Charter Preferred Trust Contribution Agreement and Permitted Investments.

         8.9. FAILURE TO PAY DISTRIBUTIONS. If the Trust has not paid in full six consecutive quarterly Preferred Distributions on the Series A Preferred Shares, the Trust shall be required to reconstitute the Board of Trustees so that a majority of the Board of Trustees consists of Independent Trustees. The Trust's Board of Trustees shall be reconstituted within 45 days of the date on which the sixth consecutive quarterly unpaid Preferred Distribution would be payable.

         8.10. BOND DEFAULTS. In the event of a default on any bond owned directly or indirectly by the Trust or its Subsidiaries, the Trust and its Subsidiaries will not modify any such bond without an opinion of counsel to the effect that such modification will not adversely affect the excludability from gross income of interest on such defaulted bond. Any failure to enforce any remedies for payment defaults under the documents underlying the bonds for more than two years shall be considered a modification of a bond for purposes of this
Section 8.10.

         8.11. INTEREST SUBJECT TO THE AMT. Prior to the end of each fiscal quarter the Trust will provide a good faith estimate of the maximum percentage of income expected to be subject to the AMT during the next calendar quarter.

         8.12. REASONABLE BEST EFFORTS TO SETTLE CLAIMS ON COVERED BONDS WITH THE IRS. In the event the IRS investigates the tax-exempt status of a Covered Bond owned directly or indirectly by the Trust, the Trust will use its reasonable best efforts to settle any claims with the IRS to avoid recognition by Series A Preferred Shareholders of taxable income on such bond retroactive to the date they acquitted such Series A Preferred Shares.

         8.13.    INFORMATION AND REPORTING.

                  (a) The Trust will notify the holders of Series A Preferred Shares of the occurrence of any default or event of default under this Trust Agreement within five business days after becoming aware of it and will from time to time on reasonable request deliver to the holders of Series A Preferred Shares a certificate confirming that no such default or event of default has occurred or setting out details of any such default or event of default and the action taken or proposed to be taken to remedy it.

                  (b) The Trust will keep, and ensure that each of its Subsidiaries will keep, proper books of account relating to its business.

                  (c) The Trust will deliver to holders of Series A Preferred Shares the following:

                           (i) within 100 days after the end of each calendar year, its consolidated balance sheet and related statements of operations, shareholder's equity and cash flows showing the financial condition of the Trust and its consolidated Subsidiaries as of the close of such calendar year and the results of its operations and the operations of the Trust and its consolidated Subsidiaries during such year, all audited by auditors or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition, results of operations and cash flows of the Trust and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

                           (ii) within 55 days after the end of each of the first three calendar quarters of each calendar year, its consolidated balance sheet and related statements of operations, shareholders' equity and cash flows showing the financial condition of the Trust and its consolidated Subsidiaries as of the close of such calendar quarter and the results of its operations and cash flows of the Trust and its consolidated Subsidiaries during such calendar quarter and the then elapsed portion of the calendar year, all certified by one of its financial officers as fairly presenting the financial condition and results of operations of the Trust and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

                           (iii) concurrently with any delivery of financial
                  statements under subparagraph (i) or (ii) above, a certificate of the accounting firm or financial officer of the Trust opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no event of default or default under this Trust Agreement has occurred or, if such an event of default or default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

                           (iv) to the extent information is available to the Trust from the underlying property owners, within 55 days after the end of each calendar quarter, a report identifying each of the Trust's bonds and bond related Investments, the value of each such Investment (and the method of valuation), any Investment that was more than 30 days in default at the end of such calendar quarter, the allocations by state of interest from each Investment, the average rent per unit for property underlying each Investment and the percentage of the Trust's income for the preceding quarter that was subject to the AMT;

                           (v) within 55 days of the end of the Trust's calendar year, a report detailing by state the tax-exempt income earned during such calendar year; and within 55 days of the end of the calendar year, to the extent information is available to the Trust from the underlying property owners, a summary of the net operating income for such calendar year for those properties which collateralize the Trust's direct and indirect Investments in fixed rate bonds; and

                           (vi) within 60 days of the end Trust's calendar year, a Form K-1 that shall, among other things, indicate the holder's amount of net capital gains.

         8.14. WAIVER OF CERTAIN COVENANTS. The Trust will not be required to comply with any term, provision or condition of the covenants, and with any other term, provision or condition with respect to the Series A Preferred Shares, if before or after the time for such compliance, the holders of a majority of the Series A Preferred Shares waive compliance with the covenant or condition in that instance or generally. Except to the extent waived, and until the waiver is effective, the obligations of the Trust in respect of such term, provision or condition, shall remain in full force and effect.

         8.15. TIME PERIOD TO CURE BREACHES OF COVENANTS. The Trust will have 60 days to correct any breach of the covenants described in this Article 8 before any holder of Series A Preferred Shares will have any claim against the Trust. Upon any uncured breach, the Series A Series A Preferred Shareholders will have a claim against the Trust for violating this Trust Agreement.

         8.16. REMEDIES FOR BREACHES OF COVENANTS. In addition to any remedies available at law, the distribution rate for any quarter in which the Trust has breached a covenant and has not timely cured such breach shall increase .5% from the previous quarter; PROVIDED, HOWEVER, the distribution rate for the Series A Preferred Shares shall never exceed the initial distribution rate at issuance (or the distribution rate then in effect as a result of any remarketing) by more than 2%.


9.                ALLOCATION, CAPITAL ACCOUNTS AND OTHER TAX MATTERS

         9.1. PARTNERSHIP STATUS. It is the intent of the Trustees and all other parties hereto that the Trust be treated as a partnership for purposes of federal income taxation. None of the Trustees, Shareholders, the Tax Matters Partner, or any other Person shall file an election pursuant to Treasury Regulation ss.301.7701-3(c) to have the Trust treated as other than a partnership for purposes of federal income taxation. By purchasing Shares each Shareholder agrees not to file an election as provided in the preceding sentence or to take any other action or position inconsistent with the Trust's being treated as a partnership for federal income tax purposes.


         9.2.     ALLOCATIONS.

                  (a) With respect to each taxable year of the Trust, to the extent of the Trust's Annual Ordinary Income, each Series A Preferred Shareholder shall be allocated an amount of Annual Ordinary Income equal to the Preferred Distributions declared and paid to such Series A Preferred Shareholder. Each such allocation shall comprise a ratable allocation of each item entering into the calculation of Annual Ordinary Income.

                  (b) With respect to each taxable year of the Trust, ten percent of the Trust's net capital gain shall be allocated to the Series A Preferred Shareholders in proportion to each such Shareholder's ownership of Series A Preferred Shares.

                  (c) All items of income, gain, loss, deduction or credit of the Trust, as computed for federal income tax purposes, not allocated to the Series A Preferred Shareholders in accordance with Sections 9.2(a) and 9.2(b) hereof, including any taxable income other than net capital gain of the Trust, shall be allocated to the Common Shareholders in proportion to each such Shareholder's ownership of Common Shares.

         9.3. CONSENT TO METHODS. The methods set forth in this Article 9 by which allocations of income, gain, loss, deduction or credit are made and apportioned are hereby expressly consented to by each Shareholder as an express condition to becoming a Shareholder.

         9.4.     CAPITAL ACCOUNTS.

                  (a) GENERAL. A separate capital account ("CAPITAL ACCOUNT") shall be maintained by the Trust for each Shareholder in accordance with this Section 9.4. Neither the Board of Trustees nor the Registered Trustee shall have any responsibility for the establishment, maintenance or adjustment of Capital Accounts. Each Shareholder's Capital Account shall be increased by
(i) the amount of money contributed, or deemed contributed, by such Shareholder to the capital of the Trust and (ii) the amount of income or gain allocated to such Shareholder for federal income tax purposes. Each Shareholder's Capital Account shall be decreased by (i) the amount of Distributions to such Shareholder and (ii) the amount of loss or deduction allocated to such Shareholder for federal income tax purposes.

                  (b) MULTIPLE CLASS OR SERIES OF INTERESTS. If a Shareholder owns Shares which represent more than one class or series of interests in the Trust, the Shareholder shall have a single Capital Account that reflects all such interests, regardless of the class of interests owned by the Shareholder and regardless of the time or manner in which such interests were acquired.

                  (c) CONTRIBUTIONS OF PROPERTY. In the event that property (other than cash) is contributed by a Shareholder to the Trust, the computation of Capital Accounts, as set forth in this Section 9.4, shall be adjusted as follows:

                           (i) the contributing Shareholder's Capital Account shall be increased by the fair market value of the property contributed to the Trust by the Shareholder (net of liabilities securing such contributed property that the Trust is considered to assume or take subject to under Section 752 of the Code); and

                           (ii) as and if required by Treas. Reg. ss.ss. 1.704-l(b)(2)(iv)(g) and 1.704-l(b)(4)(i), if a Shareholder's
                  Capital Account reflects a fair market value for property which differs from such property's adjusted basis, such Shareholder's Capital Account thereafter shall be adjusted to take account of the amount of Book Gain and Book Loss allocated to such Shareholder pursuant to Section 9.5 hereof and shall not thereafter take into account the net income, net gain and net loss for tax purposes allocated to such Shareholder pursuant to this Article 9.

                  (d) DISTRIBUTIONS OF PROPERTY. In the event that property is distributed by the Trust to a Shareholder, the following special rules shall apply:

                           (i)   the Capital Account of the Shareholder
                  receiving the distribution first shall be adjusted to the extent required (as provided in Treas. Reg. ss. 1.704-l(b)(2)(iv)(e)) to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not already been reflected in such Shareholder's Capital Account) would be allocated to such Shareholder if there were a taxable disposition of such property for its fair market value on the date of distribution; and

                           (ii) the Capital Account of the Shareholder who is receiving the distribution of property from the Trust shall be charged with the fair market value of the property at the time of distribution (net of liabilities secured by such property that such Shareholder is considered to assume or take subject to under Section 752 of the Code).

                  (e) INTENTION. The foregoing provisions are intended to satisfy the capital account maintenance requirements of Treas. Reg. ss.ss. 1.704-l(b) and 1.704-2 and such provisions shall be modified to the extent required by such section or any successor provision thereto.

         9.5. ALLOCATION OF BOOK ITEMS. In cases where property of the Trust is, under Treas. Reg. ss. 1.704-1(b)(2)(iv)(g), properly reflected in the Capital Accounts of a Shareholder at a fair market value that differs from the adjusted tax basis of such property (such difference is hereinafter referred to as the "BOOK DISPARITY"), then depreciation, amortization and gain or loss as computed for book purposes with respect to such property ("BOOK DEPRECIATION," "BOOK AMORTIZATION," "BOOK GAIN," and "BOOK LOSS," respectively) will be greater or less than the depreciation, amortization or gain or loss as computed for tax purposes. The Manager shall adopt, pursuant to Treas. Reg. ss. 1.704-l(b)(2)(iv)(g), a reasonable method of computing Book Depreciation and Book Amortization. Such Book Depreciation and Book Amortization shall be allocated to such Shareholder and reflected in such Shareholder's Capital Account under Section 9.4 hereof in a manner so as to eliminate, to the extent possible, the Book Disparity.

         9.6.     MANDATORY ALLOCATIONS. Notwithstanding the provision of
Section 9.2 hereof, any allocation of net income, net gain or net loss for tax purposes which is required to be allocated to a Shareholder to take into account the disparity between the fair market value of a Trust asset and its adjusted basis (e.g., allocations under Section 704(c) of the Code for contributed property) shall be allocated to such Shareholder in accordance with the requirements of the Code and the regulations promulgated thereunder.

         9.7.     TAX-MATTERS PARTNER.

                  (a) The Manager is hereby designated as the "Tax Matters Partner" in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed fully to perform hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to settle any audits without the consent of the Series A Preferred Shareholders. The designation made in this Section 9.7 is hereby expressly consented to by the Series A Preferred Shareholders as an express condition to acquiring Series A Preferred Shares. The Tax Matters Partner shall be responsible for the establishment, maintenance and adjustments to Capital Accounts pursuant to
Section 9.4.

                  (b) The Tax Matters Partner shall prepare and timely file and the Tax Matters Partner shall execute the partnership tax returns for the Trust and any required annual partnership income information returns for the Trust and any other required federal, state or local tax returns or reports. To the extent required by applicable law or regulations, the Tax Matters

Partner shall promptly provide each Series A Preferred Shareholder with copies of any such tax returns or reports.

                  (c) The Tax Matters Partner may, in its sole and absolute discretion, make or refrain from making any election which the Trust may be permitted to make for any federal, state or local tax purpose, including without limitation an election under Section 754 of the Code to adjust the income tax basis of the Trust Property upon the occurrence of certain events.


10.               BOARD OF TRUSTEES; POWERS AND LIMITATIONS

         10.1. GENERAL. Subject to the express limitations herein or in the By-laws, (a) the business and affairs of the Trust shall be managed by or under the direction of the Board of Trustees, and (b) the Board of Trustees shall have full, exclusive and absolute power, control and authority over the Trust Property and over the business of the Trust. The Board of Trustees may take any actions consistent with the Trust's powers and in compliance with the covenants of this Trust contained herein as in its sole judgment and discretion are necessary or desirable to conduct the business of the Trust. Any Managing Trustee, upon direction of the Board of Trustees, shall be authorized to execute a Management Agreement. The Manager, as authorized herein or otherwise upon the direction of the Board of Trustees, shall be authorized to execute documents on behalf of the Trust.

         10.2. POWERS OF THE BOARD OF TRUSTEES. The conduct of the Trust's business shall be controlled solely by the Board of Trustees in accordance with this Trust Agreement and the By-laws. The Board of Trustees shall have all authority, rights and powers conferred by law and those required or appropriate to the management of the Trust's business which, by way of illustration but not by way of limitation, shall, subject only to the provisions of Sections 4.1, 4.2, 4.3, 10.3 and 10.4, include the right, authority and power, without the vote of Shareholders, or any other Person to:

                  (a) make all filings as may be necessary or proper in order to create the Trust and to maintain its valid existence under the Trust Act or to provide that this Trust Agreement shall constitute, for all purposes, an agreement of trust under the laws of the State of Delaware as in effect from time to time;

                  (b)      adopt and implement the By-laws;

                  (c) cause the Trust to accept contributions of Permitted Investments, or pursuant to the Charter Preferred Trust Contribution Agreement, from Charter, contribute assets to Subsidiaries, accept capital contributions from Preferred Shareholders and acquire Permitted Investments;

                  (d) cause the Trust to enter into and perform the Management Agreement and the agreement or undertaking to which it is a party;

                  (e) open accounts and deposit and maintain funds in the name of the Trust in banks or savings and loan associations, provided, however, that the Trust's funds shall not be commingled with the funds of any other Person;

                  (f) change the Trust's accounting year from a calendar year to such fiscal year as approved by the Internal Revenue Service;

                  (g) require in all Trust obligations that the Board of Trustees, the Manager or any Shareholder shall not have any personal liability thereon and that the Person contracting with the Trust is to look solely to the Trust and its assets for satisfaction; provided, however, that the Board of Trustees' failure to so require such limitation on personal liability of the Manager or any Shareholder shall not be construed to imply that the Manager or any Shareholder has personal liability for any such Trust obligations;

                  (h) prepare or cause to be prepared reports, statements and other relevant information for distribution to Shareholders including annual and quarterly reports;

                  (i) cause the Trust to make or revoke any of the elections permitted by the Code;

                  (j) determine the appropriate accounting method or methods to be used by the Trust in maintaining its books and records;

                  (k) assure any Person dealing with the Trust or the Manager that he may rely upon a certificate signed by the Manager as authority with respect to: (i) the identity of the Registered Trustee, the Managing Trustees, the Manager or any Shareholder; (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the Manager or in any other manner germane to the affairs of the Trust, (iii) the Persons who are authorized to execute and deliver any instrument or document of the Trust; or (iv) any act or failure to act by the Trust or as to any other matter whatsoever involving the Trust, the Managing Trustees, the Manager, or any Shareholder,

                  (l) remove the Registered Trustee at any time for any reason or no reason in its sole discretion and in the event of such removal or the resignation of the Registered Trustee, to appoint a successor Registered Trustee in accordance with Section 15.2;

                  (m) establish reserves or increase or decrease reserves as it deems necessary, appropriate, convenient or advisable for the proper operation of the business of the Trust;

                  (n)      declare and pay Distributions;

                  (o) pay, collect, compromise, litigate, arbitrate, or otherwise adjust or settle any and all other claims or demands of or against the Trust or to hold such proceeds against the payment of contingent liabilities; or

                  (p) qualify the Trust to do business in any state, territory, dependency or foreign country.

         10.3.    LIMITATIONS.

                  (a) Except as provided in Section 10.5, the Board of Trustees shall amend this Trust Agreement only upon a majority vote of the Common Shareholders. Notwithstanding the foregoing, the Board of Trustees must also obtain a majority vote of the Series A Preferred Shareholders to amend, alter or repeal the terms of the Series A Preferred Shares or of any provision of this Trust Agreement that would adversely affect the powers, preferences, privileges or rights of the Series A Preferred Shareholders. The consent of each Independent Trustees is required to adopt any change to this Trust Agreement relating to the Independent Trustees.

                  (b) The Board of Trustees shall not issue, authorize or increase the amount of, or issue or authorize any obligation or security convertible into or evidencing a right to purchase, any additional class or series of Shares ranking senior to the Series A Preferred Shares as to distributions or upon liquidation, or to reclassify any outstanding Shares of the Trust into such senior Shares except upon the majority vote of the Series A Preferred Shareholders. No such majority vote will be required for the Board of Trustees to take any such actions with respect to any Shares ranking on a parity with or junior to the Series A Preferred Shares.

                  (c)     The Board of Trustees shall not have the authority to:

                          (i) do any act in contravention of this Trust Agreement or which would make it impossible to carry on the ordinary business of the Trust;

                          (ii) confess a judgment against the Trust in connection with any threatened or pending legal action;

                          (iii) possess any Trust asset or assign the rights of the Trust in specific Trust assets for other than a Trust purpose;

                          (iv) perform any act (other than an act required by this Trust Agreement or any act taken in good faith reliance upon counsel's opinion) which would, at the time such act occurred, subject any Shareholders to liability in any jurisdiction;

                          (v) commingle the Trust funds with those of any other Person; or

                          (vi) operate the Trust in such a manner as to have the Trust classified as (1) an "investment company" or under the "control" of an "investment company" for purposes of the Investment Company Act of 1940, or (2) other than as an entity not regarded as separate from its owner for purposes of the Code.

         10.4. UNANIMOUS CONSENT OF BOARD OF TRUSTEES. The unanimous consent of the Board of Trustees, including the affirmative vote of each Independent Trustee, shall be required for any of the following actions:

                  (a) subject to the limitations contained in Section 4.3, filing or consenting to the filing of a bankruptcy petition or otherwise instituting an insolvency proceeding;

                  (b) dissolving, liquidating, converting, consolidating, merging or selling assets (except as permitted in Article 12);

                  (c) acquiring any assets or engaging in any business other than as described in Article 4 hereof or amending, modifying or supplementing Article 4 hereof; or

                  (d) failing to engage in activities in furtherance of the stated purpose of the Trust.

         10.5. AMENDMENTS WITHOUT CONSENT. In addition to any amendments otherwise authorized herein (but subject to the limitations contained in Sections 10.3 and 10.4), this Trust Agreement and the By-Laws may be amended from time to time by the Board of Trustees, but without the consent of the Shareholders or the Registered Trustee (subject to the provisions in this Section 10.5):

                  (a) to add to the representations, duties or obligations of the Board of Trustees or the Registered Trustee or their respective Affiliates or surrender any right or power granted to the Board of Trustees or the Registered Trustee or their respective Affiliates herein, for the benefit of the Shareholders; provided, that no representations, duties or obligations of the Registered Trustee shall be added or right or power granted to the Registered Trustee or its Affiliates surrendered without the Registered Trustee's consent;

                  (b) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law applicable to the Trust as in effect at the time the amendment is adopted, or judicial or administrative interpretations thereof, or with any other provision herein, as long as any such change will not adversely affect the rights of the Shareholders, the Manager or the Registered Trustee;

                  (c) to delete or add any provision of this Trust Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission or by a State "Blue Sky" Commissioner or similar such official, which addition or deletion is deemed by such Commission or state official to be for the benefit or protection of the Shareholders;

                  (d)      to reflect the substitution of Shareholders;

                  (e) to change the name of the Trust to any lawful name which it may select (in which case the Trust shall notify the Registered Trustee of such change in name);

                  (f) to take such steps as the Board of Trustees or the Manager determines are advisable or necessary in order to preserve the tax status of the Trust as an entity taxable as a partnership and not as an association for federal income tax purposes, in each case to the minimum extent necessary or desirable in accordance with the advice of the accountants and/or counsel to comply with any applicable federal or state legislation, rules or regulations enacted or promulgated administrative pronouncements or interpretations and/or judicial interpretations thereof after the date of this Trust Agreement.

                  Notwithstanding the foregoing, no amendment of this Trust Agreement or the By-laws which adversely affects the Registered Trustee may be made without the prior written consent of the Registered Trustee. Written notice of any amendments to the Trust Agreement shall be provided to the Registered Trustee within ten days of their adoption.

         10.6. NOTICE OF LIMITATION OF LIABILITY. The Board of Trustees or the Manager shall use its best efforts, in the conduct of the Trust's business, to put all Persons with whom the Trust does business on notice that the Shareholders, the Trustees, and the Manager are not liable for the Trust's obligations and that such Persons shall look solely to the assets of the Trust for payment, and all agreements to which the Trust is a party shall include a statement to the effect that the Trust is a business trust created under the Trust Act; but the Board of Trustees or the Manager shall not be liable for any failure to give such notice to such Persons and any failure in giving such notice shall not imply that the Shareholders, the Managing Trustees, the Manager and the Registered Trustee are liable for the Trust's obligations.

         10.7. ACCOUNTING MATTERS. The Board of Trustees or the Manager shall make all decisions as to accounting matters in accordance with the accounting methods adopted by the Trust in accordance with generally accepted accounting principles and procedures applied on a consistent basis. Such party may rely on the Trust's independent certified public accountants to determine whether such decisions are in accordance with generally accepted accounting principles.

         10.8. DUTIES OF BOARD OF TRUSTEES AND MANAGER AND REGISTERED TRUSTEE. The Board of Trustees and the Manager shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Trust, whether or not in their immediate possession or control and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Trust. In addition and subject to the limitations contained in Section 4.3, the Managing Trustees shall have a fiduciary duty to creditors and will be required to consider the interests of creditors in connection with any decision or action with respect to the filing of a petition in bankruptcy for the Trust or any other action described in Section 10.4. To the extent that, at law or in equity, the Board of Trustees or the Manager or the Registered Trustee or any Affiliate thereof (each, a "COVERED PERSON") has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Shareholders, the Covered Person acting in connection with the Trust's business or affairs shall not be liable to the Trust or to any Shareholder for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Trust and the Shareholders to replace such other duties and liabilities of such Covered Person.


11.               RIGHTS AND POWERS OF SHAREHOLDERS

         11.1. CONTROL. Other than as expressly set forth in this Trust Agreement, Shareholders shall have no voting rights and Shareholders shall take no part in any manner in the control, conduct or operation of the Trust and shall have no right or authority to act for or bind the Trust.

         11.2. VOTING RIGHTS. The Series A Preferred Shareholders shall have no voting rights except as provided in Sections 10.3 and 12.2(a) or expressly required by law. The Common Shareholders have the right by majority vote (voting in the manner set forth in the By-laws) and, to vote upon:

                  (a) without the consent and recommendation of the Board of Trustees:

                           (i) subject to the provisions of Section 3.1(d), the removal of Managing Trustees;

                           (ii)  the election of Managing Trustees;

                  (b) with the prior consent and recommendation of the Board of
Trustees:

                           (i) the merger, consolidation or conversion of the Trust with or into another entity;

                           (ii) the determination to dissolve the Trust, subject to the provisions of Article 12; and

                  (c) amendment of the Trust Agreement, provided such amendment is not otherwise permissible without Shareholder vote under Section 10.5.


12.               TERM AND DISSOLUTION OF THE TRUST

         12.1.    DURATION.     The Trust shall continue perpetually unless
dissolved pursuant to Section 12.2 or pursuant to any applicable provision of the Trust Act.

         12.2.    DISSOLUTION.  The Trust may be dissolved as follows:

                  (a) The Trust may be dissolved upon the recommendation of the Board of Trustees and the approval of Common Shareholders by majority vote; provided, however, that the Trust may not be dissolved prior to June 1, 2009, without also obtaining the majority vote of the Series A Preferred Shareholders; or

                  (b) The Trust may be dissolved by order of a court of competent jurisdiction to judicially dissolve the Trust if it is no longer reasonably practicable to continue the business and affairs of the Trust as contemplated by this Trust Agreement.

         12.3. LIQUIDATION AND DISTRIBUTION OF ASSETS. Upon a dissolution of the Trust for any reason, the Board of Trustees or the Manager shall take full account of the Trust's assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the Trust fair value thereof, and shall apply and distribute the proceeds therefrom in the following order:

                  (a) first, to the satisfaction to the extent permitted by law (whether by payment or reasonable provision for payment thereof) of obligations of the Trust to creditors of the Trust (other than as set forth in paragraphs (b) and (c) below);

                  (b) second, to the repayment of any outstanding loans made by the Manager or its Affiliates to the Trust;

                  (c) third, to the Series A Preferred Shareholders in an amount equal to each Series A Preferred Shareholder's Liquidation Preference and in accordance with, and to the extent of, the positive balances in their Capital Accounts after net income or net loss (or each item thereof) has been allocated pursuant to the provisions of Article 9; and

                  (d) fourth, to the Common Shareholders in proportion to their ownership of Common Shares and in accordance with, and to the extent of, the positive balances in their Capital Accounts after net income or net loss (or items thereof) has been allocated pursuant to the provisions of Article 9.

         12.4. TERMINATION OF THE TRUST. Upon dissolution and the completion of the winding up of the affairs of the Trust, the Trust shall be terminated by the executing and filing with the Secretary of State of the State of Delaware by one or more Managing Trustees of a certificate of cancellation of the certificate of trust of the Trust.


13.               SPECIAL POWER OF ATTORNEY

         13.1. GRANT OF POWER OF ATTORNEY. By subscribing and paying for Shares, each Shareholder is hereby granting to the Board of Trustees and the Manager a special power of attorney irrevocably making, constituting and appointing the Board of Trustees and the Manager, acting singly or collectively, as the attorney-in-fact for such Shareholder, with power and authority to act in his name and on his behalf to execute, acknowledge and swear to the execution, acknowledgment and filing of documents, which shall include, by way of illustration but not of limitation, the following:

                  (a) this Trust Agreement, any separate certificates of trust of the Trust, as well as any amendments to or restatements of the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the Board of Trustees or the Manager deems to be advisable to file;

                  (b) any duly adopted amendments or restatements of this Trust Agreement;

                  (c) any other instrument or document which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Board of Trustees or Manager deems advisable to file; and

                  (d) any instrument or document which may be required to effect the continuation of the Trust, the admission of an additional or substituted Shareholder, or the dissolution and termination of the Trust (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Trust Agreement), or to reflect any reductions in amount of contributions of Shareholders.

         13.2. CHARACTER OF POWER OF ATTORNEY. The special power of attorney being hereby granted by each Shareholder:

                  (a) is a special power of attorney coupled with an interest, is irrevocable, shall survive the death, legal incapacity, disability, dissolution, bankruptcy or termination of the granting Shareholder, and is limited to those matters herein set forth;

                  (b) may be exercised by the Board of Trustees or the Manager acting for each Shareholder by a facsimile signature of a Managing Trustee, or the Manager or one of its officers, or by listing all of the Shareholders executing any instrument with a signature of a Managing Trustee, the Manager or one of its officers acting as its attorney-in-fact; and

                  (c) shall survive a transfer by a Shareholder of all or any portion of his Shares for the sole purpose of enabling the Board of Trustees or the Manager to execute, acknowledge and file any instrument or document necessary to effect such transfer.

         13.3. RELIANCE. Each Shareholder has executed this special power of attorney, and each Shareholder will rely on the effectiveness of such powers with a view to the orderly administration of the Trust's affairs.


14.               INDEMNIFICATION

         14.1. MANAGING TRUSTEES; EMPLOYEES. To the fullest extent permitted by law, the Trust shall indemnify its present and former Managing Trustees, the Manager and its officers, directors, members, partners and employees and agents (the "Indemnified Part(y)(ies)") against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the Indemnified

Party was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnified Party actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the Indemnified Party had reasonable cause to believe that the act or omission was unlawful. In addition, the Trust shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Indemnified Party, provided that the Trust first obtains (i) a written affirmation by the Indemnified Party of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by the Trust as authorized by the Trust Agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust shall also provide indemnification and advance expenses to any present or former Indemnified Party who served a predecessor of the Trust in such capacity.

         14.2. THE REGISTERED TRUSTEE. To the fullest extent permitted by law, the Trust shall indemnify and hold harmless the Registered Trustee and its Affiliates, and their respective officers, directors, employees, agents and representatives (collectively, the "Registered Trustee Persons") from and against any and all claims or liabilities (including any environmental liabilities) for which any such Person may become liable by reason of the Registered Trustee's acting in such capacity under this Trust Agreement or arising out of or connected with (i) the Trust, (ii) this Trust Agreement or the By-laws, (iii) any breach of duty owed to the Trust or the Shareholders by a third party or (iv) any violation or alleged violation of federal or state securities laws. The Trust shall not indemnify such Persons for liabilities resulting from such Persons' own fraud, gross negligence or willful misconduct. In addition, the Trust shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former Registered Trustee Person, provided that the Trust first obtains (i) a written affirmation by the Registered Trustee Person of his or its good-faith belief that he or it has met the standard of conduct necessary for indemnification by the Trust as authorized by this Trust Agreement and (ii) a written statement by him or it or on his or its behalf to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that the standard of conduct was not met. The Trust shall also provide indemnification and advance expenses to any present or former Registered Trustee Person who served a predecessor of the Trust in such capacity. The provisions of this Section 14.2 shall survive termination of this Trust Agreement and the Trust.


15.               CONCERNING THE REGISTERED TRUSTEE

         15.1.    AUTHORITY AND DUTIES OF THE REGISTERED TRUSTEE.

                  (a) GENERAL. The Registered Trustee shall have only those rights, authority, powers, responsibilities and duties as set forth in Section 3.2.

                  (b)      LIMITATIONS. Without limiting the generality of
Section 15.1, the Registered Trustee shall have no duty or liability (i) as to any document contemplated by this Trust Agreement, (ii) to see to any recording or filing of this Trust Agreement, the By-laws or any document contemplated hereby or any security interest or lien or to see to the maintenance of any such documentation, recording or filing, (iii) to see to any maintenance of or insurance on the Trust Property, (iv) to see to the payment or discharge of any tax assessment or other governmental charge or any lien assessed or levied against the Trust or any part of the Trust Property or to make or prepare any reports or returns related thereto, (v) to confirm, verify or inquire into the failure of the Board of Trustees, any Managing Trustee or the Manager to exercise or perform any of their respective rights or duties under this Trust Agreement, or (vi) to approve as satisfactory to it or consent to any matter contemplated by this Trust Agreement or any document contemplated hereby.

         15.2.    RESIGNATION AND REMOVAL OF THE REGISTERED TRUSTEE.

                  (a) GENERAL. The Registered Trustee may resign as of the last business day of any month by giving 60 days' prior notice to the Board of Trustees or the Manager, and the Board of Trustees or the Manager may remove the Registered Trustee as of the last business day of any month on 60 days' prior notice to the Registered Trustee. In the case of the resignation or removal of the Registered Trustee, the Board of Trustees or the Manager shall, without the consent of any Shareholder, appoint a successor Registered Trustee, provided that such successor Registered Trustee shall in all respects satisfy the requirements of Section 3807 of the Trust Act, or any successor provision. The appointment of the successor Registered Trustee shall take effect concurrently with the resignation or removal of the former Registered Trustee, and, thereupon, the Registered Trustee so resigned or removed shall be fully discharged of its duties and liabilities hereunder, if any. The Registered Trustee shall not be liable for the acts or omissions to act of any successor Registered Trustee.

                  (b) FAILURE TO APPOINT SUCCESSOR. If a successor Registered Trustee shall not have been appointed within 60 days after such notice of resignation or removal, the Registered Trustee, the Board of Trustees, the Manager or any Shareholder may apply to any court of competent jurisdiction to appoint a successor Registered Trustee to act until such time, if any, as a successor shall have been appointed as above provided. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a successor Registered Trustee.

                  (c) SUCCESSOR BY MERGER. Any Person into which the Registered Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Registered Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Registered Trustee may be transferred, shall, subject to such Person satisfying in all respects the requirements of Section 3807 of the Trust Act, be the Registered Trustee hereunder without further act.

                  (d) AMENDMENT OF CERTIFICATE OF TRUST. Upon the substitution of the successor Registered Trustee, the Board of Trustees or the Manager shall file an amendment along with the successor Registered Trustee to the certificate of trust with the Secretary of State of the State of Delaware in accordance with the provisions of the Trust Act, indicating the change in the Registered Trustee.

                  (e) LIMITATION OF LIABILITY OF REGISTERED TRUSTEE. Except as expressly provided above, all Persons having any claim against the Registered Trustee by reason of the transactions contemplated by this Trust Agreement, shall look only to the property and assets of the Trust for payment or satisfaction thereof.

16.               CERTAIN TRANSACTIONS

         The Trustees, any Shareholder, the Manager and any Affiliate thereof, and any shareholder, officer, director, trustee, partner or employee thereof, or any Person owning a legal or beneficial interest therein, may engage in or possess an interest in any other business or venture of every nature and description, independently or with or for the account of others including, but not limited to, investments in revenue bonds or mortgages of any type or instruments backed by or representing a participation interest in revenue bonds or mortgages, and the ownership, financing, leasing, operation, management, brokerage and development of real property. Neither the Trustees, any Shareholder, the Manager nor their Affiliates shall be obligated to present to the Trust any particular investment opportunity, regardless of whether such opportunity might be suitable for investment by the Trust, and each Trustee, the Shareholders, the Manager and each Affiliate shall have the right to take for its own account (individually or otherwise) or to recommend to others any such investment opportunity.


17.               MISCELLANEOUS

         17.1. COUNTERPARTS. This Trust Agreement may be executed in several counterparts and all so executed shall constitute one Trust Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

         17.2. BINDING PROVISIONS. The terms and provisions of this Trust Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective parties.

         17.3. SEVERABILITY. In the event any sentence or section of this Trust Agreement is declared by a court of competent jurisdiction to be void, such sentence or section shall be deemed severed from the remainder of the Trust Agreement and the balance of the Trust Agreement shall remain in effect.

         17.4. NOTICES. All notices under this Trust Agreement shall be in writing and shall be given to the party entitled thereto, by personal service or by mail, posted to the address maintained by the Trust for such Person or at such other address as he may specify in writing.

         17.5. HEADINGS. Paragraph titles or captions contained in this Trust Agreement are inserted only as a matter of convenience and for reference. Such titles and captions in no way define, limit, extend or describe the scope of this Trust Agreement or the intent of any provision hereof.

         17.6. GOVERNING LAW. This Trust Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware (including the Trust Act) applicable to agreements to be made and performed entirely in said State, and the Shares shall be construed in accordance with the laws of the State of Delaware, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws; provided, however, that nothing herein shall affect the obligations of the Trust to comply with federal or state securities laws, and provided further, however, that there shall not be applicable to the Trust, the Board of Trustees, the Registered Trustee or this Trust Agreement any provisions of the laws (statutory or common) of the State of Delaware pertaining to trusts (other than the Trust Act) that relate to or regulate, in a manner inconsistent with the terms hereof (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets, or (vii) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of trustees as set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

         17.7. OTHER JURISDICTIONS. In the event the business of the Trust is carried on or conducted in states in addition to the State of Delaware, then the Board of Trustees and the Shareholders agree that this Trust shall be qualified under the laws of each state in which business is actually conducted by the Trust, and they severally agree to execute such other and further documents as may be required or requested in order that the Board of Trustees or the Manager legally may qualify this Trust to do business in such states. The power of attorney granted to the Board of Trustees and the Manager by each Shareholder in
Article 13 shall constitute the authority of the Board of Trustees and the Manager to perform the ministerial duty of qualifying this Trust under the laws of any state in which it is necessary to file documents or instruments of qualification. A Trust office or principal place of business in any jurisdiction (within or without the State of Delaware) may be designated from time to time by the Board of Trustees.

         17.8. POWER TO RECONSTITUTE. In the event that the State of Delaware amends the Trust Act in any manner which precludes the Trust, at any time, from obtaining an opinion of tax counsel to the effect that the Trust will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation, then the Board of Trustee or the Manager may, notwithstanding the provisions of Section 10.4(b) and Section 11.2(b) hereof, in its sole discretion, reconstitute the Trust under the laws of another state.

         17.9. AGREEMENT TO BE BOUND. EVERY PERSON, BY VIRTUE OF HAVING BECOME A SHAREHOLDER IN ACCORDANCE WITH THE TERMS OF THIS TRUST AGREEMENT, SHALL BE DEEMED TO HAVE EXPRESSLY ASSENTED AND AGREED TO THE TERMS OF, AND SHALL BE BOUND BY, THIS TRUST AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

CHARTER:                                               MANAGING TRUSTEES:
CHARTER MUNICIPAL MORTGAGE
ACCEPTANCE COMPANY, a Delaware                         /s/ J. Michael Fried
business trust                                         ----------------------------------
                                                       Name:  J. Michael Fried

By:  Related Charter, LP, a Delaware limited
     partnership, its manager                          /s/ Stuart J. Boesky
                                                       ----------------------------------
                                                       Name:  Stuart J. Boesky
By:  Related Charter, LLC, a Delaware limited
     liability company, its general partner
                                                       /s/ Alan P. Hirmes
                                                       ----------------------------------
                                                       Name:  Alan P. Hirmes

By: /s/ J. Michael Fried
   ----------------------------------
Name: J. Michael Fried                                 /s/ Robert W. Grier
Title: Chairman & CEO                                  ----------------------------------
                                                       Name:  Robert W. Grier


                                                       /s/ Andrew T. Panaccione
                                                       ----------------------------------
                                                       Name:  Andrew T. Panaccione

                                                       REGISTERED TRUSTEE:

                                                       WILMINGTON TRUST COMPANY

                                                       By: /s/ Joseph B. Feil
                                                          -------------------------------
                                                       Name: Joseph B. Feil
                                                       Title: Financial Services Officer

                              CONSENT AND AGREEMENT

                  The undersigned, as owner of the beneficial interest in Charter Mac Equity Issuer Trust (the "Trust"), consents and agrees to the Amended and Restated Trust Agreement of the Trust, dated June 22, 1999, to which this Consent and Agreement is annexed.

                                                CM HOLDING TRUST

                                                By:  Wilmington Trust Company,
                                                         as Registered Trustee



                                                By: /s/ Joseph B. Feil
                                                   -----------------------------
                                                   Name: Joseph B. Feil
                                                   Title: SVP & CFO

                              ACCEPTANCE OF MANAGER

         Subject to the provisions of the Management Agreement, the Manager hereby acknowledges the foregoing Trust Agreement, accepts and agrees to perform the duties of the "Manager" thereunder and accepts the special power of attorney granted under Article 13 thereof.


                                       RELATED CHARTER, LP, a Delaware
                                       limited partnership

                                       By:      Related Charter, LLC, a Delaware
                                                limited liability company, its
                                                general partner


                                       By:  /s/ John B. Roche
                                          -------------------------------------
                                                Name: John B. Roche
                                                Title: Chief Financial Officer

                                    EXHIBIT A

         THE SERIES A PREFERRED SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND THE ISSUER HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"). NEITHER SUCH SERIES A PREFERRED SHARES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION, INCLUDING THE EXEMPTION PROVIDED BY RULE 144A PROMULGATED UNDER THE SECURITIES ACT ("RULE 144A"). UNTIL THE SERIES A PREFERRED SHARES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, SUCH SERIES A PREFERRED SHARES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN WHOLE SHARES.

         THE HOLDER BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THE SERIES A PREFERRED SHARES REPRESENTED HEREBY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DAT ON WHICH THE ISSUER OR ANY "AFFILIATE" OF THE ISSUER WAS THE OWNER OF SUCH SERIES A PREFERRED SHARES (OR ANY PREDECESSOR HEREOF), ONLY IN A TRANSFER
(A) TO THE ISSUER OR AN INITIAL PURCHASER OR BY, THROUGH, OR IN A TRANSACTION APPROVED BY AN INITIAL PURCHASER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THE SERIES A PREFERRED SHARES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE
144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 UNDER THE SECURITIES ACT) THAT IS ACQUIRING SUCH SERIES A PREFERRED SHARES FOR THEIR OWN ACCOUNT OR AS FIDUCIARY OR AGENT FOR OTHERS (EACH OF WHICH MUST BE SUCH AN INSTITUTIONAL ACCREDITED INVESTOR UNLESS THE PURCHASER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF A SERIES A PREFERRED SHARE WILL BE DEEMED TO HAVE MADE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN THE TRUST AGREEMENT.

         NO TRANSFER OF THE SERIES A PREFERRED SHARES WILL BE PERMITTED IF SUCH TRANSFER WOULD RESULT IN THERE BEING IN EXCESS OF 100 HOLDERS OF THE ISSUER'S SECURITIES OR OTHERWISE CAUSE THE ISSUER TO BE SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT. IN ANY EVENT, ONLY TRANSFERS WHICH MAY BE EFFECTED WITHOUT LOSS OF ANY APPLICABLE INVESTMENT COMPANY ACT EXEMPTION TO A BUYER THAT CONSTITUTES ONE "BENEFICIAL OWNER" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT WILL BE PERMITTED.

         ANY TRANSFER IN VIOLATION OF THE FOREGOING WILL BE OF NO FORCE AND EFFECT, WILL BE VOID AB INITIO, AND WILL NOT OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE, NOTWITHSTANDING ANY INSTRUCTION TO THE CONTRARY TO THE ISSUER, THE TRANSFER AGENT OR ANY INTERMEDIARY.


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